Exhibit 32.2

RAG SHOPS, INC.

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

The undersigned, Steven B. Barnett, Executive Vice President and Acting Chief Financial Officer of Rag Shops, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly report on Form 10-Q/A for the quarter ended February 28, 2004 (the “Report”).

The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 8th day of February, 2005.

/s/ Steven B. Barnett
Executive Vice President and Acting Chief Financial Officer

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